PLEDGE AGREEMENT

      This PLEDGE AGREEMENT ("Agreement") is entered into as of this 18th day of November, 2005, made by and among Global Resource Corporation, a Nevada corporation ("Debtor") and Transnix Global Corporation, a Nevada corporation ("Secured Party"), with reference to the following facts:

                                                     RECITALS

      A. Secured Party is the holder of certain 8% convertible debentures (the "Debentures") issued by the Debtor in the principal amount of $137,900.00.

      B. The Debtor has defaulted on repayment of the Debentures.

      C. In order to prevent the Secured Party from commencing legal action against the Debtor and to provide the Secured Party with additional security for repayment of the Debentures, the Debtor has agreed to pledge to Secured Party its 50% membership interest in Well Renewal, LLC, a Nevada limited liability company (the "Membership Interest") in order to secure Debtor's payment of all amounts due under the Debentures.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Debtor hereby represents, warrants, covenants, agrees and pledges as follows:

      1. Creation of Security Interest.

            1.1 Pledge of Pledged Collateral. The Debtor hereby pledges to Secured Party and grant to Secured Party a security interest in and to the Membership Interest (the "Pledged Membership Interest"), and any and all securities now or hereafter issued in substitution, exchange or replacement therefor, together with any and all dividends, distributions, redemption payments or liquidation payments with respect to, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to, any of the foregoing (collectively, the "Pledged Collateral").

            1.2 Delivery of Pledged Collateral. Concurrently with the execution of this Agreement, the Debtor shall deliver to Secured Party the certificates representing the Pledged Membership Interest and any other documents and instruments that Secured Party may reasonably request evidencing or constituting the Pledged Collateral.

            1.3 Return of Pledged Collateral. Upon payment in full of the Debentures, Secured Party shall immediately return and reassign the Pledged Collateral to the Debtor.

      2. Security for Obligations. This Agreement and the pledges and security interests granted herein secure the payment of the amounts due under the Debentures.

      3. Further Assurances. The Debtor agrees that at any time, and from time to time, they will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect the pledge or security interest granted hereby or to enable Secured Party to exercise and enforce Secured Party' rights and remedies hereunder with respect to the Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including without limitation payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. The Debtor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Debtor or any other person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

      4. Voting Rights, Dividends, etc. So long as no Event of Default (as hereinafter defined in Section 7) occurs and remains continuing:

            4.1 Voting Rights. The Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Debtor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default, or an event that with notice, lapse of time or both, would result in an Event of Default.

            4.2 Dividend and Distribution Rights. The Debtor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Collateral; provided, however, that any and all such dividends be, and the certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by the Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property of the Debtor and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements and stock powers).

      5. Rights After Event of Default. After an Event of Default has occurred and is continuing:

            5.1 Voting, Dividend and Distribution Rights. At the option of Secured Party and upon written notice to the Debtor, all rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.2 above, shall cease, and all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions.

            5.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of the Debtor and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

      6. Transfer and Other Liens. The Debtor agrees that it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien or right of others upon or with respect to any of the Pledged Collateral, except for liens in favor of Secured Party, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement.

      7. Events of Default and Remedies.

            7.1 Event of Default. The occurrence of any one or more of the following events or conditions shall be deemed to be an event of default ("Event of Default") hereunder:

                  (a) any representation or warranty made by the Debtor in this Agreement shall prove to be materially incorrect or misleading on the date as of which made; or

                  (b) the Debtor or the Company shall breach any obligation or covenant under this Agreement or the Debentures (including, but not limited to, failure to pay the amounts due under the Debentures).

            7.2 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Debtor shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement or the Debentures and under applicable laws or in equity, all rights and remedies or a secured party under the Uniform Commercial Code as enacted in any such jurisdiction all of which may be exercised at the sole option and in the sole discretion of Secured Party.

            7.3 Notice of Sale. Secured Party shall give the Debtor at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellations of obligations) for and purchase for the account of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

      8. Miscellaneous.

            8.1 This Agreement and the terms, conditions, covenants and agreements hereof are intended to and shall inure to the benefit of and extend to and include the respective successors and assigns of Secured Party and shall be binding upon the successors and assigns of the Debtor. The foregoing notwithstanding, this Agreement may not be assigned by the Debtor, in fact or by operation of law, without the prior written consent of Secured Party.

            8.2 This Agreement shall be deemed to be made under, and shall be construed in accordance with, the laws of the State of California and any action hereunder shall be brought in Orange County, California.

            8.3 The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            8.4 All notices, requests or instructions which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

                           If to Secured Party:

                                    11028 Ave Playa Veracruz
                                    San Diego, CA 92124

                           If to the Debtor:

                                    9444 Waples Street, Suite 290
                                    San Diego, CA  92121

Notice shall be deemed to have been given upon receipt thereof as to communications which are personally delivered and two (2) days after deposit of the same in any United States mail post office box in the state to which the notice is addressed, or five (5) days after deposit of the same in any such post office box other than in the state to which the notice is addressed, postage prepaid, addressed as set forth above. The addresses and addressees for the purposes of this Section 8.4 may be changed by giving written notice of such change in the manner provided herein for giving notice.

            8.5 The Debtor covenants and agrees to prepare, execute, acknowledge, file, record, publish and deliver to Secured Party such other instruments, documents and statements, including without limitation instruments and documents of assignment, transfer and conveyance, and take such other action as may be reasonably necessary or convenient in the discretion of Secured Party to effect the purposes of this Agreement.

            8.6 This Agreement may not be altered, amended, changed, waived, terminated or modified in any manner unless the same shall be in writing and signed by or on behalf of the party to be bound.

            8.7 Any provision of this Agreement which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement.

      9. Attorneys' Fees. In the event of any legal action or if it becomes necessary for Secured Party to take any action to perfect Secured Party's rights, including pursuant to a sale of the Pledged Collateral, Secured Party shall be entitled to Secured Party's reasonable attorneys' fees and costs in taking such action, whether or not suit is brought hereunder.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year indicated above.

                                        "Debtor"

                                        Global Resource Corporation


                                        ----------------------------------------
                                        By:  Richard D. Mangiarelli, President

                                        "Secured Party"

                                        Transnix Global Corporation


                                        ----------------------------------------
                                        By:  Mitch Gruber, President